Exhibit 99.1

	For:	Whitehall Jewellers, Inc.
	Contact:	John R. Desjardins
Executive Vice President,
Chief Financial Officer
FOR IMMEDIATE RELEASE		312/762-9751
WHITEHALL JEWELLERS RECEIVES DOCUMENTATION FROM NEWCASTLE
RELATING TO NEWCASTLE’S TENDER OFFER PROPOSAL

Chicago, Illinois, January 23, 2006 – Late on January 20, 2006, Whitehall Jewellers, Inc. (OTC: JWLR.PK; the “Company”) received draft documents from Newcastle Capital Management, L.P. (“Newcastle”) relating to Newcastle’s proposed tender offer for all the shares of stock of the Company and other related transactions. The Company is in the process of reviewing and evaluating these documents. The Company has also engaged in discussions with Newcastle regarding the same and will continue to do so in order to ascertain whether a transaction with Newcastle can be consummated.
About Whitehall Jewellers
Whitehall Jewellers, Inc. is a national specialty retailer of fine jewelry, operating 376 stores in 38 states. The Company has announced that it intends to close a number of stores in the near term. The Company operates stores in regional and super regional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.